EXHIBIT 10.1



                             MOTO GUZZI CORPORATION

                                 (the "Vendor")


                                     - and -


                                                                 - on one side -

                                 APRILIA S.p.A.

                                (the "Purchaser")

                                                           - on the other side -

                   -------------------------------------------


                  PRELIMINARY SHARE SALE AND PURCHASE AGREEMENT

                   -------------------------------------------


                                April 14th, 2000

                  PRELIMINARY SHARE SALE AND PURCHASE AGREEMENT


               THIS AGREEMENT dated this 14th day of April, 2000.


                                  BY AND AMONG


Moto Guzzi Corporation, a corporation existing under the laws of Delaware, with registered office in 350 Park Avenue, 10022 New York, NY USA, hereby represented by Mr. Gianni Bulgari , (hereinafter the "Vendor");

                                                               on the first part


                                       and


Aprilia S.p.A., a company existing under the laws of Italy, with registered office in Via Galileo Galilei, 1, 30033 Noale (VE), fiscal code no. 10089520158 hereby represented by Mr. Ivano Beggio, in the quality of Chairman of the Board of Directors (hereinafter the "Purchaser");

                                                              on the second part


                                     WHEREAS


a) the Vendor is the owner of 100% of the subscribed, issued and fully paid share capital of Moto Guzzi S.p.A., a company existing under the Italian law, with registered office in Mandello del Lario (LC) via Parodi 57;

b) the Vendor is the owner of 100% of the subscribed, issued and fully paid quota capital of MGI Motorcycle GmbH, a company existing under the German law, with registered office in Grasellenbach-Hammelbach;

c) the Vendor is the owner of 99% of the subscribed, issued and fully paid quota capital of Moto Guzzi France S.a.r.l., a company existing under the French law, with registered office in Villepinte, Zone d'Activites Centrales, Parc de Villepinte lot D 18, 7 allee des Grives;

d) the remaining 1% of Moto Guzzi France S.a.r.l. (the "Remaining Quota") is owned by Matteo Emilio Pizzoccaro, born in Milan on the 4th of February, 1967, Fiscal Code: PZZ MTM 67B04 F205N;

e) the Vendor is the owner of 100% of the outstanding shares (all of which are duly issued and fully paid) of Moto Guzzi North America Inc., a company existing under the laws of North Carolina (USA), with registered office in 455 W Depot Street, Angier, NC 27501 (Moto Guzzi S.p.A., Moto Guzzi France S.a.r.l., MGI Motorcycle GmbH and Moto Guzzi North America Inc.
         hereinafter jointly referred to as the "Subsidiaries");

f) the Vendor desires to sell to the Purchaser and the Purchaser, based on the information contained in the Information Memorandum delivered to Purchaser prepared by Banca IMI, financial advisor to the Vendor and the Vendor, and after evaluation of the Information (as defined hereinafter) as a result of the due diligence activity, desires to purchase from the Vendor the entire interest held by the Vendor in the Subsidiaries; in particular, the Vendor desires to sell to the Purchaser and the Purchaser desires to purchase from the Vendor: (i) 100% shareholding in Moto Guzzi S.p.A.; (ii) 99% quotaholding in Moto Guzzi France S.a.r.l.; (iii) 100% quotaholding in MGI Motorcycle GmbH and; (iv) 100% shareholding in Moto Guzzi North America Inc.

g) OAM (as defined below) and Vendor have granted to the Subsidiaries certain shareholders' loans indicated in Schedule 1 attached hereto and intend to be reimbursed of such loans in connection with the transaction described herein;

h) OAM has secured certain repayment obligations undertaken by Moto Guzzi SpA vis a vis Banca Nazionale del Lavoro, Modena Branch, by providing cash collateral, and intends to be released from such guarantee obligations in connection with the transaction described herein, and the Purchaser intends to assume such guarantee obligations;

i) the Vendor is entitled to the use of certain industrial and intellectual property of the Subsidiaries, including the Moto Guzzi trademarks indicated in Schedule 2 and, with the consummation of the transaction contemplated herein, intends to assign to Purchaser all its interest in such industrial and intellectual property, including in all Moto Guzzi trademarks and to cease all use thereof;

THIS AGREEMENT WITNESSES THAT in consideration of the foregoing premises and the respective promises, covenants and agreements contained herein, the Parties hereto hereby agree as follows:

1.     INTERPRETATION
1.1    Defined Terms

        For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the meanings set out below and grammatical variations of such terms shall have the corresponding meanings; capitalised terms used in this Agreement and not otherwise defined have the meanings set out in this section 1.1.

        "Agreement" means this preliminary share sale and purchase agreement as per articles 1351, 2645 bis, and 2932 of the Italian Civil Code, together with all recitals and the Schedules hereto, as amended or supplemented from time to time in accordance with its terms.

        "Applicable  Laws"  means  all  statutes,  laws,  by-laws,  regulations, ordinances, codes, directives, instructions, rules and orders of governmental or other public authorities having jurisdiction in respect of a particular matter, and all amendments thereto, and any judicial or administrative interpretation thereof by any Governmental Entity, including any judicial or administrative order, consent, decree or judgement, applicable to the Subsidiaries;

        "Banca  IMI"  means  Banca  d'Intermediazione   Mobiliare  S.p.A.,  with
        registered office in Milano, Corso Matteotti n. 4/6, Italy.

        "Business Day" means a day which is neither a Saturday, a Sunday nor a legal holiday in Italy or the United States of America.

        "Closing" means the consummation of the sale and the completion of all the formalities described in Article 3.4.2 of this Agreement.

        "Closing Date" means July 31st, 2000 or such other date as may be agreed upon in writing between the Parties, as soon as the conditions precedent under article 2 are fulfilled; provided however that (i) Purchaser and Vendor, as far as each of them is respectively concerned, shall make all their best efforts to ensure that all conditions precedent under article 2 shall be fulfilled within July 31st, 2000, and (ii) under no circumstances the Closing Date may take place after August 31st, 2000.

        "DM" means the currency of Germany that, at the time of payment, is legal tender.

        "Escrow Account": shall mean the escrow account jointly opened by Vendor and Purchaser with the Escrow Agent to be managed in accordance with the Escrow Agreement attached hereto as Schedule 4.

        "Escrow Agent": shall mean Banca di Intermediazione Mobiliare IMI SpA, with registered offices in Milan, Corso Matteotti, 4/6, and/or a fiduciary company of the same group as Banca IMI, designated by the said Banca IMI.

        "Escrow Agreement": shall mean the escrow agreement substantially in the form attached hereto as Schedule 4, being understood that the economic terms and conditions contained therein shall not be modified.

        "Escrow Fund": means the amount of ITL 10.375.000.000 (ten billion three hundred seventy five million) deposited in the Escrow Account.

        "FF" means the currency of France that, at the time of payment, is legal tender.

        "Financial   Statements"  means,   collectively,   the  Management  Date
        Financial Statement and the Interim Financial Statement, prepared according to US GAAP.

        "Information" means all facts, documents and instruments, and information relating to both the Vendor and the Subsidiaries, made available to the Purchaser, either directly or through its advisors, with respect to which the Purchaser acknowledges that it was made aware of the Information and was able to assess its contents, and includes the Information Memorandum ("Information Memorandum") prepared by Banca IMI and the Vendor. The Parties however agree that the Information Memorandum is subject to the disclaimers contained therein, which apply to the sole Banca IMI, and that therefore Banca IMI will not in any way be responsible for the information contained in such Information Memorandum and for the Information.

        "Interim Financial Statement" means the aggregate asset and liability statement relating to the Subsidiaries as at December 31st, 1999, a copy of which is included in Schedule 5, prepared according to US GAAP.

        "ITL" means the currency of Italy that, at the time of payment, is legal tender.

        "Liens" means any title defect, conflicting or adverse claim of ownership, mortgage, security interest, lien, encumbrance, pledge, claim, right of first refusal, option, charge, restriction, lease, attachment, easement or any other encumbrance.

        "Losses", any damage, cost, loss or liability effectively borne by a Party which are a direct consequence of the breach of any of the terms and conditions of this Agreement, or of the shareholders' litigation described in article 2.5 below.

        "Management Date": means April 30th, 2000 at 12.00 p.m. Milan time.

        "Management Date Financial Statement" means the aggregate asset and liability statement relating to the Subsidiaries as of the Management Date, prepared according to US GAAP and, more precisely, as set out in the Schedule 3.

        "Management Period": means the period between the Management Date and the Closing Date.

        "OAM": means OAM SpA, a company existing under the laws of Italy, with registered offices in Via Fieno, 8, Milan Italy.

        "Parties" means, collectively, the Vendor, and the Purchaser and "Party" means any one of them.

        "Purchase Price" means the price to be paid by the Purchaser for the purchase of the Shares, as set out in section 3.2, and as to be adjusted in accordance with article 3.6 below.

        "Purchaser" means Aprilia S.p.A., a company existing under the laws of Italy with registered office at Via Galileo Galilei, 1, 30033 Noale (Venezia).

        "Purchaser's Auditor": means the auditor which shall be designated by the Purchaser by April 18th, 2000.

        "Remaining Quota" means 1% quotaholding of Moto Guzzi France S.a.r.l. held by Mr. Matteo Emilio Pizzoccaro.

        "Schedule" refers to one of the several written schedules attached to this Agreement.

        "Shareholders' Loans": means the shareholders' loans granted by OAM and Vendor to the Subsidiaries, as indicated in Schedule 1 attached hereto.

        "Shares" means the total of (i) 2.000.000 shares of Moto Guzzi S.p.A., which represent 100% of the issued corporate capital of said company or such number of shares as shall represent 100% of the entire share capital of Moto Guzzi S.p.A. at the Closing Date; (ii) 4950 quota of Moto Guzzi France S.a.r.l., which represent 99% of the issued corporate capital of said company or such number of quotas as shall represent 99% of the entire capital of Moto Guzzi France S.a.r.l. at the Closing Date;
        (iii) DM 100.000 quota of MGI Motorcycle GmbH, which represent 100% of the issued corporate capital of said company or such number of quotas as shall represent 100% of the entire capital of MGI GmbH at the Closing Date, and; (iv) 600 shares of Moto Guzzi North America Inc., which represent 100% of the issued and outstanding corporate capital of said company, or such number of shares as shall represent 100% of the issued and outstanding capital of Moto Guzzi North America Inc. at the Closing Date.

        "Tax" means any tax, levy, charge, duty, impost, stamp duty or other tax, payable or levied by any Governmental Entity on the Subsidiaries.

        "Tax Return" means any return, declaration, report, information return, statement or other similar document relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

        "US $" means the currency of the United States of America that, at the time of payment, is legal tender.

        "US GAAP" means the Generally Accepted Accounting Principles in use in the United States of America.

        "Vendor" means, Moto Guzzi Corporation.

        "Vendor's Auditor": means Arthur Andersen SpA, Milan office.
1.2    Interpretation Generally

       For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

        (a) the terms defined in this Agreement have the meanings ascribed to them herein and include the plural as well as the singular and the use of any gender herein shall include the other gender;

        (b) each reference to an "Article" of this Agreement shall include all sections of such Article and, similarly, each reference to a "section" shall include all subsections of such section.

1.3    Schedules

       The following Schedules are attached to and form part of this Agreement:

        1)      Shareholders' Loans

        2)      Trademarks

        3)      Form of Management Date Financial Statement

        4)      Escrow Agreement

        5)      Interim Financial Statement

        6)      Clifford Chance Timetable

        7) Attribution of the payment of the Purchase Price to each Subsidiary

        8)      Resignation letter by corporate officers

        9)      By laws of the Subsidiaries

        10)     Liens on Assets

        11)     Lease Agreements

        12)     Liens on Real Property

        13)     Litigation

        14)     Law 626/1994 Issues

        15)     Employees

        16)     Wages

        17)     Product liability

        18)     Insurance policies

        19)     Commitment not to compete

        20)     Opinion by Counsel to Vendor

1.4     Accounting Terms

        The Interim Financial Statement have been prepared in accordance with US GAAP. Any accounting term used in this Agreement, or to be used for the drafting of the Financial Statements shall have the meaning ascribed thereto pursuant to the US GAAP.



2.      ANTITRUST - aPPROVALS - DISCLOSURE - SHAREHOLDERS' LITIGATION
2.1     Antitrust Communication

        This Agreement is subject to the notification by the Parties to the Autorita Garante della Concorrenza e del Mercato ("Italian Antitrust Authority") of the transaction contemplated hereunder. To this end the Purchaser, with the cooperation of the Vendor, hereby undertakes to perform all the obligations set forth in article 16 of Law October 10, 1990, No. 287 by making the required notification within 10 Business Days from the date hereof.

2.2     Approval by Vendor

        The Vendor represents and warrants hereby that the execution of this Agreement and the consummation of the transaction contemplated herein have been duly approved by its Board of Directors, including any relevant Committees, where applicable. The Purchaser shall receive, as soon as practicable after the date hereof, and prior to April 30th, 2000, the opinion of US Counsel to the Board of Directors of Vendor, draft of which is attached hereto as Schedule 20.

2.3     Condition precedent - approval by the Shareholders meeting

        The Vendor's Board of Directors shall convene or cause to convene, as soon as practicable and after the execution of this Agreement and in compliance with the Applicable Laws, a shareholders meeting of Moto Guzzi Corp. having as an agenda, inter alia, (i) the approval by the Vendor's Shareholders of this Agreement and of the transactions contemplated hereunder and (ii) the change of the corporate name so as to eliminate the name "Moto Guzzi". A memorandum by Clifford Chance, legal counsel of the Vendor in the U.S.A., concerning the forecasted timing to convene the shareholders meeting of the Vendor is contained in
        Schedule 6.

        The Parties agree that any and all effects of this Agreement are conditional upon the due approval of the Vendor's shareholders of this Agreement and of the transactions contemplated hereunder. The Parties acknowledge that such shareholders' approval is required under USA federal and state laws and regulations in order to clear the transactions hereunder. Should such approval not take place within August 31st, 2000, this Agreement shall be terminated and the Closing Date transactions shall not take place. In such event the Escrow Agent shall act in compliance with the Escrow Agreement.

        The Parties also agree that the consummation of the transactions described herein shall be, at Purchaser's option, conditional upon the absence at the Management Date of any pending bankruptcy proceeding filed against any of the Subsidiaries.

2.4     Disclosure - OAM undertaking to approve the transaction

        The Parties acknowledge that OAM, controlling shareholder of the Vendor, undertook vis-a-vis the Purchaser, inter alia, to vote the approval of this Agreement and the transactions contemplated hereunder at the Vendor's shareholders meeting provided in Section 2.3. The Vendor will comply with any form of disclosure pursuant to the Applicable Laws in respect thereof.

2.5 Indemnification for litigation involving the Purchaser in the USA, as direct consequence of executing this Agreement

        The Vendor agrees to indemnify and hold harmless the Purchaser from any and all Losses related to or arising out of litigation started in the USA by any of the Vendor's shareholders, with the exception of OAM, or creditors vis-a-vis the Purchaser where such litigation is direct consequence of the execution of this Agreement and is intended to challenge the effectiveness of this Agreement.


3.      PURCHASE AND SALE OF THE SHARES
3.1     Purchase and Sale of the Shares

        Subject to the terms and conditions contained in this Agreement, the Vendor hereby undertakes to sell, assign and transfer to the Purchaser and the Purchaser - for itself or for an entity to be designated prior to the Closing Date in accordance with article 1401 Italian civil code but in any case fully controlled by the Purchaser, which shall remain jointly and severally liable with such designated entity - subject to the terms and conditions contained herein undertakes to purchase from the Vendor legal and beneficial title to the Shares, free and clear of any and all Liens.

        In order to comply with the undertakings under this Agreement the Parties shall fulfil all the formalities in order to render the transfer of the Shares of the Subsidiaries effective according to the Applicable Laws.

3.2     Purchase Price

        The Purchase Price of the Shares is equal to ITL 85.500.000.000 (eighty five billion five hundred million) less ITL 13.993.000.000, i.e. the aggregate negative net worth of the Subsidiaries as on December 31st, 1999 as shown on the Interim Financial Statement, subject to adjustment as per article 3.6 below. The Purchase Price is to be considered as a whole for all the transactions provided hereunder and is referred to each Subsidiary as indicated in Schedule 7.

3.3     Shareholders' Loans

        The amount of the Shareholders'Loans is equal to ITL 18.972.061.747, as estimated by Vendor at the date hereof, subject to review as per article
        3.5 below.

3.4     Management Date and Closing Date transactions

        3.4.1   At the Management Date the following transactions shall occur:

                (i) approval of the balance sheets related to the last corporate year of the Subsidiaries by the duly convened Shareholders' meetings of all Subsidiaries (as far as Moto Guzzi SpA is concerned, assemblea totalitaria);

                (ii) delivery by the Vendor to the Purchaser of letters, in the form contained in Schedule 8, for each member of the Board of Directors and of the Statutory Auditors, or similar corporate bodies, of each Subsidiary providing that all such Directors, Auditors, or members of any such corporate bodies shall have no claim or request whatsoever against any of the Subsidiaries, even with respect to obligations due to companies or entities anyhow connected to such Directors, Auditors or members of such corporate bodies (such as by way of example only the company Como Consultants of Jersey), and save for the outstanding fees due to them which shall be taken into account in the Management Date Financial Statement;

                (iii) the Vendor shall cause the shareholders' meetings of each Subsidiary, duly convened in compliance with all Applicable Laws, to appoint all such Directors and Auditors as shall be designated by Purchaser being however understood that Mr. Gianni Bulgari, Mr. Nick Speyer as well as Mr. Alessandro Brusi, the current Chairman of the Board of Auditors, shall be re-elected to serve for the same office until the Closing Date;

                (iv) signing of the Escrow Agreement by and among Vendor, Purchaser and the Escrow Agent;

                (v) deposit by the Purchaser into the Escrow Account of the amount of ITL 71.507.000.000, and delivery to the Escrow Agent by the Vendor of the Shares, fiduciarily endorsed to the Escrow Agent, with irrevocable instructions to the Escrow Agent to (i) pay at the Closing Date to Vendor the Purchase Price as adjusted after determination of the Management Date Financial Statement in accordance with article 3.6 below and after deduction of the Escrow Fund; (ii) transfer at the Closing Date to Purchaser the Shares by endorsing such Shares to Purchaser in full and unrestricted property.

        3.4.2 The completion of the sale and purchase of the Shares shall take place on the Closing Date, at 10.00 a.m., at the offices of Studio Legale Carnelutti, in Via Principe Amedeo n. 3, Milan, Italy. On the Closing Date the following activities shall take place:

                (i) transfer by the Escrow Agent to Purchaser of the Shares, and endorsement of the full and unrestricted ownership of the Shares to Purchaser, in compliance with all Applicable Laws;

                (ii) the Escrow Agent shall: (a) pay to Vendor the adjusted Purchase Price, as per articles 3.6 below, by means of crediting to the Vendor's account to be indicated in writing to Purchaser prior to the Closing Date opened with Banca IMI of an amount equal to the adjusted Purchase Price after deduction of the Escrow Fund ; (b) hold in deposit into the Escrow Account of the Escrow Fund; it is agreed that at the request of Vendor the Escrow Fund may be extinguished after the Closing Date and its amount may be paid to Vendor provided that, in order to secure the indemnification obligations it has undertaken pursuant to this Agreement, the Vendor shall deliver to Purchaser an unconditional first demand bank guarantee acceptable to the Purchaser for an amount equal to the Escrow Fund, issued by a primary Italian bank agreed by Purchaser;

                (iii) replacement of the ITL 4.000.000.000 cash collateral given by OAM to Banca Nazionale del Lavoro Modena Branch by means of an equivalent guarantee provided by Purchaser and discharge of OAM from all liability deriving therefrom;

                (iv) reimbursement to Vendor of all outstanding Shareholders' Loans as precisely determined in the Management Date Financial Statement;

                (v) transfer by the Vendor to Purchaser or to Moto Guzzi SpA, as the case may be, of all Moto Guzzi trademarks and trade names;

                (vi) furthermore, the Vendor shall procure that, at the Closing Date, Matteo Emilio Pizzoccaro shall sell the Remaining Quota to the Purchaser for a consideration of ITL. 1.000.

        Shortly after signature of this Agreement Vendor and Purchaser shall issue a joint press release concerning the transaction described herein, to be prepared in compliance with applicable laws and securities exchange regulations.

3.5     Management Date Financial Statement

a) Vendor and Purchaser agree that the Management Date Financial Statement shall be contradictorily prepared by the Vendor's Auditor and by the Purchaser's Auditor for the purpose to assess the aggregate net worth of the Subsidiaries and the precise amount of the Shareholders' Loans at the Management Date. Vendor's Auditor and Purchaser's Auditor shall deliver to Vendor and Purchaser the Management Date Financial Statement within and not later than June 15th, 2000.

b) Should Vendor's Auditor and Purchaser's Auditor agree on the determination of the Management Date Financial Statement, the Management Date Financial Statement so determined shall not be subject to challenge and shall be final and binding for Vendor and Purchaser.

c) Should Vendor's Auditor and Purchaser's Auditor not reach an agreement on the determination of the Management Date Financial Statement within and not later than June 15th, 2000, each of Vendor's Auditor and of Purchaser's Auditor shall deliver within the aforesaid deadline to each of Vendor and Purchaser its proposed draft of Management Date Financial Statement and shall specify the items of disagreement (the "Disputed Items").

d) Should Vendor and Purchaser not reach an agreement upon the Disputed Items within 15 days after the date of delivery of the proposed drafts of Management Date Financial Statements, an auditor jointly appointed for such purpose by Vendor's Auditor and Purchaser's Auditor within the Management Date (the "Independent Auditor") shall determine the Management Date Financial Statement. The Independent Auditor shall issue its decision on the Disputed Items and shall deliver to both Vendor and Purchaser the Management Date Financial Statement within and not later than July, 25th, 2000.

e) The Management Date Financial Statement determined by the Independent Auditor shall not be subject to challenge and shall be final and binding for Vendor and Purchaser;

f) it is agreed that the information contained in the Schedules attached hereto shall be kept into account for the purpose of determining the Management Date Financial Statement, unless expressly provided to the contrary, such as by way of exemplification in article 4.2.14 below, and that no indemnification shall be due by Vendor under article 7.1 below if the relevant loss has been taken into account for the purpose of the determination of the Management Date Financial Statement

3.6     Adjustment to the Purchase Price

        The amount of the adjustment to the Purchase Price shall be equal to the difference between (i) the aggregate net worth of the Subsidiaries as set forth in the Interim Financial Statement and (ii) the aggregate net worth of the Subsidiaries as set forth in the Management Date Financial Statement. Should the aggregate net worth of the Subsidiaries as set forth in the Management Date Financial Statement be higher than the aggregate net worth of the Subsidiaries indicated in the Interim Financial Statement the Purchase Price shall be increased by the relevant difference. If such aggregate net worth is lower, the Purchase Price shall be decreased by the relevant difference, and shall therefore be lower than ITL 71.507.000.000; such difference shall be forthwith credited by the Escrow Agent to Purchaser.

        If the Purchase Price as a consequence of the adjustment to the Purchase Price is higher than ITL 71.507.000.000, the Purchaser shall forthwith pay into the Escrow Account the increase in the Purchase Price



4.      REPRESENTATIONS AND WARRANTIES
4.1     General Representations and Warranties

        In connection with the undertakings of this Agreement and in view of the proposed sale and purchase of the Shares, the Vendor hereby represents and warrants as follows.

        The Purchaser acknowledges that prior to the date hereof, it has had access to facts, documents and information (the "Information") relating to both the Vendor and the Subsidiaries, either directly or through its advisors, which were made available to it in a data room from 9.00 a.m. to 8.00 p.m. of 16th and 17th February 2000, from 3.00 p.m. to 8.00 p.m. of March 10th, 2000 and from 9.00 a.m to 8.00 p.m. of March 13th, 2000 and in New York, USA, from 9.00 a.m. to 8.00 p.m. of March 15th, 2000 and March 16th, 2000. The Purchaser also had the following meetings: (i) two one-day meetings in March 2000, with Nick Speyer, director of Moto Guzzi S.p.A. in order to discuss Subsidiaries' finances, (ii) a one-day meeting in February, 2000, a meeting on March 7, 2000 and a meeting on March 24, 2000, with Arthur Andersen auditing firm of the Vendor, and Nick Speyer to discuss the accounting principles used, among other things, for the stock, (iii) and in February 2000 Mr. Cattaneo, a technical consultant of the Purchaser, had a one-day short visit to the Moto Guzzi S.p.A. plant and had meeting with the managers of Moto Guzzi S.p.A.

        Therefore, with respect to the Information, the Purchaser acknowledges that it was made aware of the Information, and was able to assess its contents.

        The representations and warranties given to the Purchaser by the Vendor are limited to those set out below, to the exclusion of any other expressed or implied warranty.

        The Purchaser acknowledges that the Information shall be treated as a disclosure against the representations and warranties and the Vendor shall not be responsible for any Losses as long as the Information is deemed complete, consistent and correct in any material aspect

        All representations and warranties, and all indemnification provisions contained herein (i) shall survive to the consummation of the Closing transactions, (ii) shall not be affected by article 1495 of the Italian civil code, and (iii) do not exclude the application of any other remedy available at law.

4.2     Representations and Warranties of the Vendor

        4.2.1 Powers and authority of the Vendor. The Vendor has all necessary powers and authority to execute and deliver this Agreement as well as to undertake and perform its obligations hereunder, save as regards the condition precedent of the approval by the Shareholders' meeting of Vendor, which shall occur prior to the Closing Date; the Vendor hereby also represents and warrants that it is not subject to any bankruptcy procedures nor have bankruptcy petitions been filed against it.

        4.2.2 Organisation of the Subsidiaries. Each Subsidiary is a company limited by shares, duly organised, validly existing under the Applicable Laws in its jurisdiction of incorporation; furthermore, each Subsidiary has all necessary corporate powers and authority to carry on its business as established in its formation documents or by-laws, which are annexed to this Agreement and contained in Schedule 9.None of the Subsidiaries is subject to any bankruptcy procedures nor have bankruptcy petitions been filed against it and to the best knowledge of Vendor, no such bankruptcy proceeding is pending against any of the Subsidiaries.

        4.2.3 Authorisation. This Agreement has been duly authorised, executed and delivered by the Vendor, save as regards the condition precedent of the approval by the Shareholders' meeting of Vendor.

        4.2.4 Ownership of the Shares. The Shares have been validly issued and fully paid and represent, respectively, 100% of the corporate capital of Moto Guzzi S.p.A., MGI Motorcycle GmbH and Moto Guzzi North America Inc. and 99% of Moto Guzzi France S.a.r.l.. The Vendor is the registered and beneficial owner of the Shares, with good, marketable, undisputed and unrestricted title thereto (e.g. the Shares are not subject to any pre-emption or option rights or any other contractual restrictions), free and clear of all Liens. As a result of the purchase and sale transactions contemplated by this Agreement, all of the Shares will be owned by the Purchaser as the registered and beneficial owner, with good, marketable, undisputed and unrestricted title thereto.

        4.2.5 Authorised and Subscribed Capital of Moto Guzzi S.p.A.. The authorised and subscribed capital of Moto Guzzi S.p.A. consists of 2.000.000 shares, each with a par value of ITL 10.000. All shares in the corporate capital of Moto Guzzi S.p.A. have been subscribed and fully paid. There is no option right, stock option plan, or warrant in favour of any third party which grants to such third party the right to purchase or subscribe, for any portion of the share capital of Moto Guzzi S.p.A..

        4.2.6 Authorised and Subscribed Capital of Moto Guzzi France S.a.r.l.. The authorised and subscribed capital of Moto Guzzi France S.a.r.l. consists of 1000 shares, each with a par value of FF
                500. All shares in the corporate capital of Moto Guzzi France S.a.r.l. have been subscribed and fully paid. There is no option right, stock option plan, or warrant in favour of any third party which grants to such third party the right to purchase or subscribe, for any portion of the capital of Moto Guzzi France S.a.r.l.

        4.2.7 Authorised and Subscribed Capital of MGI Motorcycle GmbH. The authorised and subscribed capital of MGI GmbH consists of DM 100,000 total quota capital. All quotas in the corporate capital of MGI Motorcycle GmbH have been subscribed and fully paid. There is no option right, stock option plan, or warrant in favour of any third party which grants to such third party the right to purchase or subscribe, for any portion of the capital of MGI GmbH.

        4.2.8 Authorised and Subscribed Capital of Moto Guzzi North America Inc.. The authorised and outstanding capital of Moto Guzzi North America Inc. consists of 600 shares, each with a par value of US $ 1. All the outstanding shares of Moto Guzzi North America Inc. have been validly issued and are fully paid. There is no option right, stock option plan, or warrant in favour of any third party which grants to such third party the right to purchase, subscribe or otherwise acquire any portion of the capital of Moto Guzzi North America Inc..

        4.2.9 Assets. Each and all of the Subsidiaries own or have the right to use, and shall own and shall have the right to use at the Closing Date, all tangible and intangible assets necessary for the effective operation of its business as currently carried on; all such tangible and intangible assets are, and shall be at the Closing Date, free and clean of any and all Liens with the sole exceptions set forth in Schedule 10 attached hereto.

        4.2.10 Real property. The freehold and leasehold properties comprise land and buildings owned or leased by each and all of the Subsidiaries. All lease agreements pertaining to the leased real property are listed in Schedule 11 attached hereto; all such agreements are valid and in full force and effect and the relevant Subsidiary is not in breach of any of the material provisions of these agreements. The sole Liens affecting the real property of each and all of the Subsidiaries are those listed in Schedule 12 attached hereto.

        4.2.11 Intellectual Property. Save as provided for by article 6.5 below, the Subsidiaries own or have the right to use, and shall own and shall have the right to use at the Closing Date, free and clean of any Lien, all the industrial and intellectual property, including patents, know how, trademarks and trade names necessary or relevant for the carrying out their business. No third party has made any claim, nor is there any basis for any third party to make any claim, affecting the full title to all patents, copyrights, computer programs, trademarks, trade names, know-how, industrial secrets and other industrial or intellectual property rights, such as used at present by each and all of the Subsidiaries. 4.2.12 Litigation. With the exceptions mentioned in Schedule 13 attached hereto, and to the sole extent mentioned therein: (i) the Subsidiaries are not involved in any litigation pending in front of civil, criminal or administrative courts or authority, or arbitration proceedings;(ii) nor, to the best of Vendor's knowledge, is any such litigation or arbitration proceeding threatened at the date hereof.

        4.2.13 Taxes. With respect to each and all of the Subsidiaries: (i) all periodic and annual Tax returns required to be filed by them have been filed with the appropriate Tax authorities in all jurisdictions in which such Tax returns are required to be filed; (ii) the above mentioned Tax returns have been prepared in accordance with Tax laws applicable to the Subsidiaries and;
                (iii) all amounts due (including interest, penalties, dues, rights and other assessments) have been paid by each and all of the Subsidiaries.

        4.2.14 Environment, waste disposal, safety on the workplace. Except as described in Schedule 14, the business of each and all of the Subsidiaries is run in compliance with all applicable provisions of law, related to the protection of the environment, the waste disposal, the safety on the workplace and accident prevention; all permits, approvals, authorisations or licences related thereto have been duly obtained; no disputes related thereto are pending or, to the best of the Vendor's knowledge, threatened. As far as Italian law 626/1994 ("Work Safety Law") is concerned, Moto Guzzi S.p.A. is not in compliance with the Work Safety Law and that an amount equal to ITL 2.900.000.000, is necessary in order to fulfil the requirements provided by the said Work Safety Law, as indicated in Schedule 14. The Purchaser acknowledges that this amount has been considered in determining the Purchase Price, and therefore Vendor's responsibility vis-a-vis the Work Safety Law's requirements is limited to the costs exceeding such an amount of ITL 2.900.000.000, and in any case is limited to the maximum amount of ITL 1.000.000.000.

        4.2.15 Balance sheets, books and records. All balance sheets, corporate books and records of each and all of the Subsidiaries are and shall be at the Management Date truthful and correct; they are prepared, and they shall be prepared until the Management Date in compliance with all applicable laws and with consistent application of US GAAP. The balance sheets related to the last corporate year shall be approved prior to the Management Date.

        4.2.16 Ordinary course of business. The business of each and all of the Subsidiaries has been managed, and shall be managed until the Management Date, according to good and sound business practice and all agreements have been entered, and shall be entered until the Management Date, according to normal market conditions. Until the date hereof the production, distribution, sale and marketing of the Subsidiaries' products has been made, and shall be made until the Management Date, in compliance with all Applicable Laws.

        4.2.17 Accounts receivable. All accounts receivable of each and all of the Subsidiaries have been calculated properly, and shall be properly calculated until the Management Date, in the accounts of each and all of the Subsidiaries, subject to reserves which are reflected in the Management Date Financial Statement. Such accounts receivable shall be collectible on the ordinary time thereof with the sole exception of the receivables among Subsidiaries.

        4.2.18 Employees. The sole employees, including directors and dirigenti, of each and all of the Subsidiaries are, and shall be at the Management Date, those listed in Schedule 15. All such employees are, and at the Management Date shall not exceed, the number of 329 and are, and shall be at the Management Date, duly registered in the relevant paybooks; the overall economic treatment due to each of said employees and their relative positions are, and shall be at the Management Date, those which result from the paybooks and payroll and there are no, and there shall not be at the Management Date, other forms of remuneration or special treatments which have been agreed; such employees have been duly remunerated, and shall be duly remunerated at the Management Date, for all their services carried out during their respective employment relationships with each and all of the Subsidiaries, in compliance with the applicable provisions of law and national collective bargaining agreement, and, with reference to the amounts or rights accrued and not yet payable, sufficient funds have been set up, and shall have been set up at the Management Date, to cover the relative charges; all the payments due in relation to the obligatory social insurance and social security contributions and tax withholdings provided by law have been duly effected, and shall be duly effected at the Management Date. All details of any kind of compensation due or paid by each and all of the Subsidiaries to all their current and former directors and dirigenti (also according to any kind of agreement or arrangement with companies or entities anyhow connected to such directors or dirigenti) are listed in detail in Schedule 16 attached hereto, under the item "Totale Stipendi Amministrativi"; all arrangements thereof are compliant with applicable Tax provisions.

                On February 7th, 2000, the Italian Ministry of Labour has approved with Decree n. 2777/50, the redundancy fund contribution plan filed by Moto Guzzi S.p.A., involving 34 workers and 15 employees for the period between August 30, 1999, through August 27, 2000 ("CIGS").

                Notwithstanding the above provision, the Parties agree that the Vendor will not in any way be responsible for any or all of employees' requests or actions caused, directly or indirectly, by Purchaser's decision to adopt collective dismissal or individual dismissal procedures (licenziamenti collettivi o individuali).

        4.2.19 Contracts. Except as indicated in the Schedules attached hereto, there is no contract, and there shall not be any contract at the Management Date, which could materially and adversely affect the operations of any of the Subsidiaries.

        4.2.20 Guarantees. There is no guarantee or commitment whatsoever given by any of the Subsidiaries, in favour of third parties, of Vendor, or of OAM, and no such guarantee shall be given until the Management Date.

        4.2.21 Product liability. Except as disclosed in Schedule 17 attached hereto, there is no product liability claim vis a vis any of the Subsidiaries.

        4.2.22 Insurance policies. Schedule 18 is a correct and complete list of the material insurance Contracts (specifying the insurer, the coverage and the policy number or covering note number with respect to bonders) maintained by the Subsidiaries in connection with the conduct and operation of their respective businesses or by which any of their assets are covered. Except as otherwise disclosed in such Schedule 18 , the policy holder is in good standing with respect to its obligations under the insurance contracts. The Contracts listed in Schedule 18 are in full force and effect in accordance with their respective terms and will remain in full force and effect after the Closing. The Vendor has not provided inaccurate, incomplete or misleading information in any material aspect in connection with any such Contracts nor has the Vendor failed to give any notice or present any claim thereunder in due and timely fashion, or as required by any such Contracts, so as to jeopardize full recovery thereunder.

4.3     Representations and Warranties of the Purchaser

        4.3.1 Organisation. The Purchaser is a company existing and in good standing under the laws of Italy and has all necessary corporate powers and authority to execute and deliver the documents described herein to which it will be a party and to perform its obligations hereunder and thereunder.

        4.3.2 Authorisation. This Agreement has been duly authorised, executed and delivered by the Purchaser.

        4.3.3 No Violation. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions provided for herein will not result in the violation of, or constitute a default under or conflict with or cause the acceleration of any obligation of the Purchaser under: (i) any contract to which the Purchaser is a party or by which it is bound; (ii) any provision of the by-laws or resolutions of the board of directors or shareholders of the Purchaser; (iii) any judgement, decree, order or award of any court, Governmental Entity or arbitrator having jurisdiction over the Purchaser.

        4.3.4. Immediately available Funds/No Financing The Purchaser warrants and represents that it has and will have at the Closing Date all the necessary funds in order to pay the Purchase Price and to reimburse the Shareholders'Loans as provided respectively in Articles 3.2 and 3.3 of this Agreement. The Purchaser warrants and represents that it will not make any request for financing or loans from any third party which could affect the completion of any of the transactions hereunder.



5.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES
5.1     Survival of Representations and Warranties of the Vendor

        The representations and warranties of the Vendor contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant hereto shall survive the Closing Date for a period of two years and, notwithstanding the Closing Transactions, nor any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser during such period. It is in any case understood that, as far as Tax, labour and social contribution matters are concerned, all representations and warranties of the Vendor contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant hereto shall remain in full force and effect until the relevant forfeiture dates, such as, as regards Italy at the present date, seven years after the Closing Date for Tax matters and five years after the Closing Date for labour and social contribution matters.

5.2     Survival of the Representations and Warranties of the Purchaser

        The representations and warranties of the Purchaser contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant hereto shall survive the Closing for a period of two years.



6       UNDERTAKINGS
6.1     Conduct of Business until the Management Date.

        From December 31st, 1999 and through the Management Date, the Vendor has caused and shall cause the Subsidiaries to conduct their respective businesses only in the ordinary and normal course consistent with good management practices and shall cause the Subsidiaries to: (a) preserve intact their present business organization; (b) keep available the services of present officers and employees without modifying the relevant employment terms and conditions; (c) preserve the present business relationships with customers, suppliers and all third parties in general; (d) maintain and keep the properties, equipment, supplies, inventory and other assets of the Subsidiaries in good repair and condition except for deterioration due to ordinary wear and tear and damage due to casualty; (e) maintain in full force and effect insurance coverage comparable in amount and in scope of coverage to that now maintained and adequate to the business; (f) comply with and perform all obligations and duties imposed by applicable laws, rules, regulations and orders imposed by administrative authorities, except as may be contested by the Subsidiaries in good faith by appropriate proceedings.

        Until the Management Date the Vendor shall be entitled to execute the conversion into equity of the Shareholders' Loans, and to grant further loans at fair market conditions to the Subsidiaries, provided that such conversion and further loans are previously communicated to Vendor and that the overall amount of the loans does not exceed ITL 28.000.000.000 (twenty eight billion) including those converted. It is understood that all such transaction shall be taken into account for the purpose of the assessment of the Management Date Financial Statement.

6.2     No Dividends

        Until the Closing Date, no Subsidiary shall pay any dividend, make any payments on account of dividends or make any distribution to its shareholders; the Vendor shall not cause the Subsidiaries to reimburse in whole or in part the Shareholders' Loans.

6.3     No amendment to statutory documents

        The Vendor covenants that, from the date hereof to the Closing Date, the Articles of Incorporation and By-laws of the Subsidiaries shall not be amended without the prior written consent of the Purchaser.

6.4     No change in the Subsidiaries structure

        The Vendor covenants that, from the date hereof until the Closing Date, the present ownership structure of the Subsidiaries shall not be modified.

6.5     Industrial and intellectual property

        The Vendor assigns hereby to Purchaser all its interests in all industrial and intellectual property, including patents, know how, trademarks and trade names necessary or relevant for carrying out the business of the Subsidiaries, or in any case used in such business, and in particular the trademark and trade name "Moto Guzzi", effective as on the Closing Date subject to the conditions precedent set forth herein. The Vendor therefore undertakes hereby the obligations (i) not to dispose in any manner of such industrial and intellectual property, including by means of licensing or sub licensing, until the Closing Date, (ii) to use until the Management Date such industrial and intellectual property only in the ordinary course of business of the Subsidiaries, and (iii) to desist, as of the Management Date, from using worldwide all such industrial and intellectual property. Within the Closing Date Vendor shall modify its corporate name so as to eliminate the name "Moto Guzzi".

6.6 Non competition For a period of three years after the Management Date the Vendor shall not engage worldwide directly or indirectly, also by means of acquisition of any controlling interest, in the business of manufacturing, selling, anyhow distributing, or marketing motorcycles, components or spare parts thereof. The Vendor acknowledges and accepts that all consideration for such non competition obligation has been duly calculated and included in the Purchase Price. The Vendor shall procure that the resigning Directors, with the exception of Mr. Scandellari, director of Moto Guzzi S.p.A., shall undertake analogous valid and binding commitments in favor of Purchaser, to be given at the Management Date, in the form contained in Schedule 19.

6.7     Management of the Subsidiaries in the Management Period

        6.7.1 During the Management Period the Purchaser shall oversee the management of the Subsidiaries. To this purpose, Vendor agrees to cause the Shareholders' meetings of the Subsidiaries duly convened prior to the Management Date to appoint at the Management Date to serve in the Boards of Directors of the Subsidiaries the candidates designated by Purchaser. Mr. Gianni Bulgari as the representative of Vendor shall be appointed to serve as Chairman of the Board of Directors of Moto Guzzi SpA until the Closing Date, and Mr. Nick Speyer shall be appointed to serve as Director of Moto Guzzi SpA until the Closing Date. Mr. Alessandro Brusi, the current Chairman of the Board of Auditors shall be re-elected to serve for the same office until the Closing Date.

        6.7.2   During the  Management  Period the Purchaser  shall ensure that:
                (i) the business of the Subsidiaries shall be conducted only in the ordinary and normal course, consistent with good management practice and in order to cause the subsidiaries to preserve intact their present business organisation; (ii) the Subsidiaries shall refrain from entering into any extraordinary transaction such as the disposal of shareholdings or of going concerns.

        6.7.3 Should it appear necessary for the ordinary conduct of business, during the Management Period, to grant loans to the
                Subsidiaries, such loans, if not granted by Vendor, after consultations of Gianni Bulgari and/or Nick Speyer shall be granted or procured by Purchaser at fair market conditions provided that in such case the Shares are pledged by the Escrow Agent to the Purchaser or the lender, upon simple presentation of the loan documentation, in order to secure the reimbursement. It is agreed in this respect that the Escrow Agent shall be duly empowered to so act by Vendor and Purchaser in the Escrow Agreement. The number of Shares to be pledged shall represent a value (calculated on the basis of the Purchase Price) equal to the double of the loan so granted, and shall not exceed 25% of the existing and outstanding share capital of each Subsidiary.

        6.7.4   Should this  Agreement be terminated in accordance  with article
                2.3 and should Closing not take place:

                a) Purchaser shall cause all Directors and Statutory Auditors appointed to serve in the Subsidiaries during the Management Period in accordance with this Agreement to resign immediately from their office and the Vendor shall appoint new Directors and Auditors;

                b) The Vendor undertakes not to vote, or procures that the Subsidiaries' shareholders'meeting shall not vote, any resolution having the purpose of claiming any responsibility action, as per article 2393 of the Italian Civil Code (azione sociale di responsabilita) or similar actions of the same nature, vis-a-vis all the Directors and Auditors of the Subsidiaries having held their office during the Management Period. The Vendor agrees to indemnify and hold harmless each director against any and all losses, claims, damages, liabilities, expenses, judgements and expenses, except in case of liability for fraud or gross negligence.

                c) Vendor shall reimburse all loans granted by Purchaser to the Subsidiaries and Purchaser shall release the pledges granted in order to secure the reimbursement of such loans;

                d) all claims of the Parties, if any, regarding the Management Period, shall be raised not later than 30 days after the end of the Management Period and shall be finally settled by the binding decision of Vendor's Auditor and Purchaser's Auditor within 60 (sixty) days after the raising of the claim; should Vendor's Auditor and Purchaser's Auditor disagree on the settlement of such claims within the aforesaid deadline, the Independent Auditor shall issue the final and binding decision on the Parties within the following 30 days. The Purchaser shall only be liable for fraud, gross negligence or gross violation in the proper conduct of the business of the Subsidiaries by the Directors appointed upon its indications.



7.      INDEMNIFICATION - DISCHARGE OF DIRECTORS

7.1     Indemnification by the Vendor

        In the event of any breach of the representations and warranties provided for in this Agreement, Vendor shall indemnify and hold harmless Purchaser and/or each and all of the Subsidiaries, as the case may be, from and against any and all claims, liabilities, charges or damages suffered by said Purchaser and/or each and all of the Subsidiaries, provided however that the aggregate indemnification obligation of Vendor shall not exceed, in any case, an amount equal to 15% of the Purchase Price, including and subject to the specific limitation of responsibility under Section 4.2.14. The indemnification provided for in this article 7.1 shall not apply unless and until the aggregate amount of all claims, liabilities, charges or damages for which indemnification is sought exceeds the amount of ITL 1.000.000.000 (one billion). All indemnification due to Purchaser or to any of the Subsidiaries shall be paid by means of deduction in favour of Purchaser or of the relevant Subsidiary from the Escrow Account, as provided for in the Escrow Agreement.

7.2     Indemnification by the Purchaser

        In the event of any breach of the representations and warranties provided for in this Agreement, Purchaser shall indemnify and hold harmless Vendor from and against all claims, liabilities, charges or damages suffered by Vendor. The indemnification provided for in this article 7.2 shall not apply unless and until the aggregate amount of all claims, liabilities, charges or damages for which indemnification is sought exceeds the amount of ITL 1.000.000.000 (one billion).

7.3     Special Rights of the Vendor with respect to Receivables.

        The Vendor shall be entitled to obtain the assignment of any receivables in respect of which indemnification has been obtained by the Purchaser pursuant to articles4.2 and 7 of this Agreement and to take all actions necessary for the recovery of the amounts due.

7.4     Amnesty.

        At any time between the Closing Date and the date upon which the indemnity obligations of the Vendor shall expire pursuant to Section 5.1 of this Agreement, the Vendor shall have the right to notify the Purchaser of its reasonable request that any of the Subsidiaries avail itself of any Applicable Laws having as an effect the right to settle any, in whole or in part, Tax or social security liabilities covered by Vendor's indemnification obligations hereunder (any such Applicable Law is hereinafter referred to as an "Amnesty"). In the case that the Vendor provides such notice, the following provisions shall apply:

                (i) the Purchaser shall have the right to determine, in its sole discretion, whether or not the Subsidiaries should avail itself of the Amnesty. In this case the Vendor shall pay in advance all Amnesty costs and the overall indemnification obligation of Vendor shall be reduced accordingly; and

                (ii) if the Purchaser elects not to allow the relevant Subsidiary to avail itself of the Amnesty notwithstanding the Vendor's reasonable request under this Section 7.4 , the Vendor's liability under Section 7.1of this Agreement in respect of the matter or part thereof constituting the subject of such Amnesty shall be limited to the amount that would have been paid by the Vendor had the Purchaser elect to proceed with the Amnesty in accordance with the Vendor's request.

7.5     Handling of Claims

        If any event occurs which could give rise to the Vendor's liability under Section 7.1 of this Agreement, the following provision shall apply:

(a) the Purchaser shall give prompt written notice to the Vendor of such event, shall provide all reasonable particulars thereof and shall specify (if possible) all amounts the payment of which is requested in connection therewith; provided that the failure to promptly notify the Vendor shall not relieve the Vendor from any liability it may have under
        Section 7.1 , except to the extent the Vendor shall have been materially prejudiced by such failure;

(b) in the case of an action brought by a third party, the Vendor shall have the right, at its own cost and expense, to participate and, to the maximum extent permitted by law, join by counsel of their choosing, in the defense of any action asserted or initiated, which constitutes the subject matter of a notice to the Vendor of the kind referred to under Paragraph (a) preceding (a "Third Party Claim");

(c) the Purchaser shall diligently defend, and cause the Subsidiaries to diligently defend, any Third Party Claim, unless the defense thereof has been assumed by the Vendor with the consent of the Purchaser;

(d) neither the Purchaser nor the Vendor shall make or accept any settlement of any Third Party Claim referred to under Paragraph (b) preceding, nor shall the Purchaser permit the Subsidiaries to do so, without the prior written consent of the Vendor, which consent shall not be withheld or delayed without reasonable justification. If the Vendor without any sound reason refuses or delays its consent to a settlement proposal submitted by the Purchaser, the Purchaser shall be entitled to settle the Third Party Claim and to seek and obtain indemnification from the Vendor of any and all settlement amounts and expenses; and

(e) if the Purchaser has withheld its consent to a firm, purely monetary offer to settle any Third Party Claim which the Vendor have indicated in writing that they are prepared to accept, the Purchaser, the Subsidiaries (as the case may be) shall be free to refuse to enter into such settlement and to commence or continue litigation at their own expense, and the Vendor liability under Section 7.1 of this Agreement with respect to such Third Party Claim shall be limited to the amount of the proposed settlement.

7.6     Discharge of Directors

        The Purchaser undertakes not to vote, or procures that the Subsidiaries' shareholders' meeting shall not vote, any resolution having the purpose of claiming any responsibility action, as per article 2393 of the Italian Civil Code (azione sociale di responsabilita) or similar actions of the same nature, vis-a-vis all the directors of the Subsidiaries having held their office for the 5 years preceding the Management Date. The Purchaser agrees to indemnify and hold harmless each director against any and all losses, claims, damages, liabilities, expenses, judgements and expenses.

        The provisions contained in this article 7.6 shall not apply to the litigation pending against Mr. Falciola, nor in the event of liability of directors for fraud or gross negligence.

8.      MISCELLANEOUS

8.1     Notices

        (a) Any notice or other communication required or permitted to be given hereunder shall be delivered in person, transmitted by telecopy and registered letter with return receipt, addressed as follows:

                (i)     if to the Vendor:

                 MOTO GUZZI CORPORATION
                 350 Park Avenue
                 10022 New York, NY USA
                 Fax no. +1.212.6445757
                 Attn.: Mr. Mark Hauser

                (ii)    if to the Purchaser:

                 APRILIA S.p.A.
                 Attn.: The President of the Board of Directors
                 V. Galileo Galilei n(degree) 1
                 I - 30033 Noale (VE)
                 Fax no.: +39 0415800660

        (b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day).

        (c) Any Party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this section 8.1.

8.2     Consultation

        Subject to any obligations arising under Applicable Laws or regulatory requirements in force from time to time, the Parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated herein and neither the Vendor nor the Purchaser shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

8.3     Disclosure

        Except with respect to any public announcement of the transaction contemplated hereby pursuant to section 8.2 (and then only to the extent so disclosed in such public announcement), neither the Vendor nor the Purchaser shall disclose this Agreement or any aspect of such transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors or as may be required or opportune in accordance with any Applicable Laws or any regulatory authority, stock exchange or stock quotation system having jurisdiction.

8.4     Costs

        The Vendor and the Purchaser shall each bear the respective costs (including legal fees, accounting and other fees and disbursements) incurred in connection with the negotiation, preparation, execution and carrying into effect of this Agreement and all documents referred to herein.

        Purchaser shall bear all costs and expenses related to the activity of Purchaser's Auditor; Vendor shall bear all costs and expenses related to the activity of Vendor's Auditor; all costs and expenses related to the activity of the Independent Auditor shall be sustained in equal parts by Vendor and Purchaser.

8.5     Entire Agreement

        This Agreement constitutes the entire agreement between the Vendor and the Purchaser with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, expressed or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

8.6     Governing Law; Arbitration

        (a)     Governing  Law.  This  Agreement   shall  be  governed  by,  and
                construed in accordance with, the laws of Italy.

        (b) Arbitration. In the event of any dispute, claim, question or disagreement arising out of or relating to this Agreement and the Schedules attached hereto (a "Dispute"), the Parties shall use all reasonable efforts to settle such Dispute by amicable negotiations within a period of 30 Business Days. If settlement cannot be reached, all Disputes shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by a panel of three arbitrators appointed in accordance with the said Rules. The arbitration shall take place in Rome. The language of the arbitration shall be the Italian.

8.7     Successors and Assigns

        Each of the Parties may not assign and transfer any of the rights under this Agreement, in whole or in part, without the prior written consent of the other Party. This Agreement shall inure to the benefit of and shall be binding on and enforceable by the Vendor and the Purchaser and, where the context so permits, their respective successors and permitted assigns.

8.8     Amendments and Waivers

        No amendment or waiver of any provision of this Agreement shall be binding on the Vendor and the Purchaser unless consented to in writing by both of them. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

8.9     Best efforts

        Subject to the terms and conditions herein provided, each of the Parties hereto shall cooperate and use its respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary or appropriate waivers, consents and approvals (including, without limitation, any required under any antitrust provisions of applicable law), to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the transactions contemplated hereby (and, in such case, to proceed with such transactions as expeditiously as possible); provided, that nothing in this section 8.9 shall affect any responsibility or obligation specifically allocated to any party in this Agreement.

8.10    No Brokers

        Each Party warrants and represents that there are no brokers other than Banca IMI and Caretti & Associati SpA involved in this Agreement and the transactions contemplated hereunder, that all Banca IMI`s fees will be paid by the Vendor, and that all Caretti & Associati SpA's fees shall be paid by Purchaser.


IN WITNESS WHEREOF this Agreement has been executed by the Parties.

                                                   MOTO GUZZI CORPORATION


                                                   by:/s/Gianni Bulgari
                                                       ________________
                                                   Title: Board Member

                                                   Authorised Signatory


                                                   APRILIA S.P.A.

                                                   by:/s/Ivano Beggio
                                                       _______________
                                                   Title: President

                                                   Authorised Signatory